Exhibit 99.1

Legacy Education Alliance Appoints Vanessa Guzmán-Clark as Chief Financial Officer

CAPE CORAL, Fla.--(BUSINESS WIRE)-- Legacy Education Alliance, Inc. (OTCQB: LEAI) (www.legacyeducationalliance.com), a leading international provider of practical, high-quality, and value-based educational training on the topics of personal finance, entrepreneurship, real estate, and financial markets investing strategies and techniques, announced today it has appointed Vanessa Guzmán-Clark as its Chief Financial Officer (“CFO”) effective October 1, 2019. In connection with the appointment of Mrs. Guzmán-Clark as Chief Financial Officer of the Company, Michael English resigned as the Company’s Interim Chief Financial Officer, effective October 1, 2019. Mr. English will continue to provide services to the Company in a consultancy role through October 31, 2019.

Ms. Guzmán-Clark, 38, joined the company in January 2019 and was previously Vice President of Finance & Accounting and Senior Corporate Controller. Her work experience spans over 19 years in the field of accounting and external auditing. She began her career as an accountant for a medium-sized banking services entity. Later, she worked at PricewaterhouseCoopers LLP (PwC) as an external auditor of various multinational and international entities in banking, brokerage, manufacturing, construction, insurance, not-for-profit, retail, and advertising.

After leaving public accounting, Mrs. Guzmán-Clark moved on to various Controller and CFO roles in middle-market sized entities. Over the years, her expertise has grown to include internal control procedures implementations and improvements, modernizing policies and procedures, systems implementations and enhancements, as well as software applications management and development. Currently, she sits on the board of the Financial Executives International (FEI) Central Florida Chapter.

Mrs. Guzmán-Clark possesses dual CPAs under US GAAP (Florida) and IFRS (Dominican Republic). She also holds dual master’s degrees in Business Administration, and Accounting & Financial Management. Mrs. Guzmán-Clark also has over 10 years of experience as a College-level professor, teaching various courses from basic Accounting to External Audit and graduate-level Accounting.

About Legacy Education Alliance Inc.

Legacy Education Alliance, Inc. (http://www.legacyeducationalliance.com) is a leading international provider of practical, high-quality, and value-based educational training on the topics of personal finance, entrepreneurship, real estate, and financial markets investing strategies and techniques. Legacy Education Alliance was founded in 1996, today we are a global company with approximately 165 full-time employees that has cumulatively served more than two million students from more than 150 countries and territories over the course of our operating history.

We offer our training through a variety of brands including Making Money from Property with Martin Roberts™; Brick Buy Brick™; Building Wealth; Robbie Fowler Property Academy™; Women in Wealth™; Perform in Property™ and Teach Me to Trade™. For more information, please visit our website at www.legacyeducationalliance.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 15, 2019 and which may be viewed at http://www.sec.gov.

View source version on businesswire.com: https://www.businesswire.com/news/home/20190521005841/en/

Investor Contact:
CORE IR
Scott Gordon
516 222 2560
scottg@coreir.com

Source: Legacy Education Alliance, Inc.

Released October 3, 2019

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